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                                                                   EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 45,965 shares of SouthTrust Corporation common stock and 20,429 rights to purchase Series A Junior Participating Preferred Stock in connection with the Stock Option Plan for Conversion of Southern Bank Group, Inc. Stock Options) of our report dated February 8, 1995 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.


                                                       /s/ Arthur Andersen LLP

Birmingham, Alabama
July 28, 1995